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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CULLEN/FROST BANKERS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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100 West Houston Street

San Antonio, Texas 78205

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 21, 2003

To the Shareholders of

CULLEN/FROST BANKERS, INC.:

      The Annual Meeting of Shareholders of Cullen/Frost Bankers, Inc. (“Cullen/Frost”) will be held in the Commanders Room at The Frost National Bank, 100 West Houston Street, San Antonio, Texas, on Wednesday, May 21, 2003, at 10:00 a.m., San Antonio time, for the following purposes:

1.	To elect six Directors to serve until the 2006 Annual Meeting of Shareholders, and to elect one Director to serve until the 2005 Annual Meeting of Shareholders;

2.	To ratify the selection of Ernst & Young LLP to act as independent auditors of Cullen/Frost for the fiscal year that began January 1, 2003; and

3.	To transact any other business that may properly come before the meeting.

      You must be a shareholder of record at the close of business on April 4, 2003, to vote at the Annual Meeting. In order to hold the meeting, holders of a majority of the outstanding shares must be present either in person or by proxy.

      Your vote is important, so please promptly complete and return the enclosed proxy card in the postage prepaid envelope provided.

      All shareholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

-s- STAN McCORMICK
STAN McCORMICK
Corporate Secretary

Dated: April 18, 2003

VOTING OF SECURITIES
ELECTION OF DIRECTORS
GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS
CERTAIN CORPORATE GOVERNANCE MATTERS
Director Independence
Meetings of Non-Management Directors
Access to Non-Management Directors and Presiding Non-Management Director
Corporate Governance Guidelines
Corporate Governance and Nominating Committee
New Audit Committee Charter
Compensation and Benefits Committee Charter
Code of Business Conduct and Ethics
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Compensation and Benefits Committee Report on Executive Compensation
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
PENSION PLAN TABLE
PERFORMANCE GRAPH
PRINCIPAL SHAREHOLDERS
TRANSACTIONS WITH MANAGEMENT AND OTHERS
SELECTION OF AUDITORS (Item 2 on Proxy Card)
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
OTHER MATTERS
AUDIT COMMITTEE CHARTER
COMPENSATION AND BENEFITS COMMITTEE CHARTER
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER
CORPORATE GOVERNANCE GUIDELINES

i

100 West Houston Street

San Antonio, Texas 78205

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 21, 2003

SOLICITATION AND REVOCATION OF PROXY

      The Board of Directors of Cullen/Frost Bankers, Inc. (“Cullen/Frost” or the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders. The meeting will be held on May 21, 2003. This Proxy Statement and the accompanying proxy card will be mailed to shareholders beginning on or about April 18, 2003.

      The Company will pay for the solicitation of proxies for the Annual Meeting. The Directors, officers, and employees of Cullen/Frost may solicit proxies by mail, telephone, facsimile, or in person. Cullen/Frost has also retained Georgeson Shareholder Communications, Inc. to assist in soliciting proxies for a fee of approximately $6,500.00, plus out-of-pocket expenses. Cullen/Frost has requested that brokers, nominees, fiduciaries, and other custodians forward proxy-soliciting material to the beneficial owners of Cullen/Frost Common Stock. Cullen/Frost will reimburse these persons for out-of-pocket expenses they incur in connection with its request.

      All shares of Cullen/Frost Common Stock represented by properly executed proxies, if returned in time, will be voted at the meeting in accordance with the proxy’s instructions. If no direction is given, proxies will be voted for all proposals listed on the proxy and in the discretion of persons named on the proxy with respect to any other business properly coming before the meeting. If authority to vote on any matter is withheld, the shares will still be counted for determining the number of shares present at the meeting.

      A shareholder may revoke a proxy at any time before it is voted by delivering a written revocation notice to the Secretary of Cullen/Frost, Stan McCormick, 100 West Houston Street, San Antonio, Texas 78205. A shareholder who attends the meeting may vote by ballot at the meeting if desired, and such vote will cancel any proxy vote previously given.

VOTING OF SECURITIES

      The only class of voting securities of Cullen/Frost outstanding and entitled to vote at the meeting is Common Stock, par value $0.01 per share. On April 4, 2003, there were outstanding 51,346,775 shares of Common Stock, with each share entitled to one vote. A quorum of shareholders is required to hold a valid meeting. If the holders of at least a majority of the issued and outstanding shares are present in person or represented by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum.

      Directors are elected by a plurality of the votes cast at the meeting. With respect to any other matter, the affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy will be the act of the shareholders.

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

      The Company’s Bylaws provide for a classified Board of Directors. Directors are assigned to one of three classes, and all classes are as equal in number as possible. The term of office of Class II will expire at the 2004 Annual Meeting, and the term of office of Class III will expire at the 2005 Annual Meeting. The term of office of Class I expires at this 2003 Annual Meeting.

      Six Directors have been nominated for election as Directors in Class I, with a three-year term that will expire in 2006. These persons are Mr. Isaac Arnold, Jr., Mr. Harry H. Cullen, Mr. Patrick B. Frost, Mr. James L. Hayne, Mr. Robert S. McClane and Ms. Mary Beth Williamson. Mr. Carlos Alvarez has been nominated for election as a Director in Class III, with a term that will expire in 2005. If any nominee is unable to serve, the individuals named as proxies on the enclosed proxy card will vote the shares to elect the remaining nominees and any substitute nominee or nominees designated by the Board.

      The tables below provide information about each nominee and about each Director whose term continues after the meeting.

Nominees for Three-Year Term Expiring in 2006 (Class I)

				Shares Owned(1,2)

				Amount and
				Nature of
		Principal Occupation	Director	Beneficial
Name	Age	During Past Five Years	Since	Ownership		Percent

Isaac Arnold, Jr.	67	Oil, real estate, investments	1977	49,968		0.10%
Harry H. Cullen	67	Oil, real estate, investments	1993	310,532	(3)	0.59%
Patrick B. Frost	43	President, The Frost National Bank, a Cullen/Frost subsidiary	1997	296,790	(4,5)	0.57%
James L. Hayne	69	Managing Partner, Catto & Catto Insurance	1977	164,116	(6)	0.31%
Robert S. McClane	64	President, McClane Partners, LLC; former Director of Prodigy Communications Corp.; former President of Cullen/Frost	1985	39,908		0.08%
Mary Beth Williamson	69	Education (Consultant)	1996	18,880		0.04%

(Table continued on following page)

Nominee for Two-Year Term Expiring in 2005 (Class III)

				Shares Owned(1,2)

				Amount and
				Nature of
		Principal Occupation	Director	Beneficial
Name	Age	During Past Five Years	Since	Ownership	Percent

Carlos Alvarez	52	Chairman, President and Chief Executive Officer of The Gambrinus Company	2001	22,000	0.04%

Directors Continuing in Office — Term Expiring in 2005 (Class III)

				Shares Owned(1,2)

				Amount and
				Nature of
		Principal Occupation	Director	Beneficial
Name	Age	During Past Five Years	Since	Ownership	Percent

R. Denny Alexander	57	Investments; former Chairman, Overton Bank & Trust and former Director, Overton Bancshares, Inc. (merged with Cullen/Frost)	1998	141,020 (7)	0.27%
Eugene H. Dawson, Sr.	68	Chairman of the Board, Pape- Dawson Consulting Engineers	1996	52,403 (8)	0.10%
Ruben M. Escobedo	64	Certified Public Accountant	1996	25,000	0.05%
Joe R. Fulton	68	Chairman, Fulton Construction Corporation	1997	44,000	0.08%
Ida Clement Steen	50	Investments	1996	24,300 (9)	0.05%

Directors Continuing in Office — Term Expiring in 2004 (Class II)

				Shares Owned(1,2)

				Amount and
				Nature of
		Principal Occupation	Director	Beneficial
Name	Age	During Past Five Years	Since	Ownership		Percent

Royce S. Caldwell	64	Former Vice Chairman, SBC Operations, SBC Communications Inc.	1994	22,800		0.04%
Richard W. Evans, Jr.	56	Chairman of the Board, Chief Executive Officer, and President of Cullen/Frost; Chairman of the Board and Chief Executive Officer of The Frost National Bank, a Cullen/Frost subsidiary	1993	560,379	(4)	1.07%
T. C. Frost	75	Senior Chairman of the Board of Cullen/Frost	1966	1,417,340	(4,10)	2.70%

(Table continued on following page)

				Shares Owned(1,2)

				Amount and
				Nature of
		Principal Occupation	Director	Beneficial
Name	Age	During Past Five Years	Since	Ownership		Percent

Preston M. Geren III	51	Special Assistant to the Secretary of Defense; Attorney; former Management Consultant, Public Strategies, Inc; former U.S. Congressman, 12th District of Texas	2001	249,840	(11)	0.48%
Karen E. Jennings	52	Senior Executive Vice President, Human Resources and Communications, SBC Communications Inc.	2001	8,100		0.02%
Richard M. Kleberg, III	60	Investments	1992	30,400		0.06%
Horace Wilkins, Jr.	52	Former President, Special Markets, SBC Communications Inc.; former Regional President, Southwestern Bell Telephone Co.	1997	16,400		0.03%

(1)	Beneficial ownership is stated as of December 31, 2002, except for Mr. Patrick B. Frost, which is stated as of January 31, 2003, and Mr. T.C. Frost, which is stated as of February 28, 2003. The owners have sole voting and investment power for the shares of Company Common Stock reported unless otherwise indicated. Beneficial ownership includes the following shares that the individual had a right to acquire pursuant to stock options exercisable within sixty (60) days from December 31, 2002 (or January 31, 2003, in the case of Mr. Patrick B. Frost, and February 28, 2003, in the case of Mr. T.C. Frost): Mr. T. C. Frost 318,000; Mr. Richard W. Evans, Jr. 356,000; Mr. Patrick B. Frost 170,000; Mr. R. Denny Alexander, Mr. Robert S. McClane and Mr. Horace Wilkins, Jr. 16,000; Mr. Carlos Alvarez, Mr. Preston M. Geren III and Ms. Karen E. Jennings 8,000; Mr. Ruben M. Escobedo 19,000; Ms. Mary Beth Williamson 18,000; and for each of the other Directors, 22,000. The number of shares of Cullen/Frost Common Stock beneficially owned by all Directors, nominees and executive officers as a group is disclosed on page 16.

(2)	Reflects 10% Company Common Stock dividend in 1993 and 2-for-1 stock split of the Company’s Common Stock in each of 1996 and 1999.

(3)	Includes 19,584 shares for which Mr. Harry H. Cullen has shared voting and investment power with others.

(4)	Includes the following shares allocated under the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. for which each beneficial owner has both sole voting and investment power: Mr. T.C. Frost 45,702; Mr. Richard W. Evans, Jr. 35,626; and Mr. Patrick B. Frost 15,911.

(5)	Includes (a) 43,582 shares held by a trust of which Mr. Patrick B. Frost is the trustee, (b) 12,270 shares held by Mr. Patrick B. Frost’s children for which Mr. Patrick B. Frost is the custodian, and (c) 630 shares held by Mr. Patrick B. Frost’s wife for which Mr. Patrick B. Frost disclaims beneficial ownership.

(6)	Includes 122,520 shares due to spouse’s investment in a limited partnership for which Mr. James L. Hayne disclaims beneficial ownership.

(7)	Includes 21,000 shares held by a charitable foundation for which Mr. R. Denny Alexander disclaims beneficial ownership.

(8)	Mr. Eugene H. Dawson, Sr. shares voting and investment power with his wife for 52,403 shares.

(9)	Includes 1,100 shares for which Ms. Ida Clement Steen shares voting and investment power with her husband.

(10)	Includes (a) 663,911 shares held by a limited partnership of which the general partner is a limited liability company of which Mr. T.C. Frost is the sole manager, (b) 336,992 shares held by various trusts of which Mr. T.C. Frost is the trustee, and (c) 33,684 shares held by the Pat and Tom Frost Foundation Trust for which Mr. T.C. Frost disclaims beneficial ownership.

(11)	Includes 58,390 shares held by a family limited partnership of which Mr. Preston M. Geren III is a general partner and of which Mr. Preston M. Geren III and his wife are limited partners. Mr. Preston M. Geren III disclaims beneficial ownership of the shares held by such family limited partnership except to the extent of his pecuniary interest therein. Also includes 4,310 shares for which Mr. Preston M. Geren III shares voting and investment power with his wife.

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Meetings and Committees of the Board

      The Board of Directors of Cullen/ Frost usually has four regularly scheduled meetings each year. In 2002, there were five meetings. Each of the Company’s current directors attended at least 75 percent of the meetings of the Board and the Committees of the Board on which he or she served during 2002.

      The Board of Directors has five Committees, each of which is described in the chart below.

			Meetings
Committee	Members	Primary Responsibilities	in 2002

Audit	Eugene H. Dawson, Sr. (Chair) Isaac Arnold, Jr. Royce S. Caldwell Richard M. Kleberg, III	• Assists Board oversight of the integrity of Cullen/ Frost’s financial statements, Cullen/ Frost’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the independent auditors and Cullen/ Frost’s internal audit function.	5
		• Appoints, retains and terminates the independent auditors, and pre-approves audit and permissible non-audit services.
Compensation and Benefits	Ruben M. Escobedo (Chair) Karen E. Jennings Mary Beth Williamson	• Oversees the development and implementation of Cullen/ Frost’s compensation and benefit programs. • Reviews and approves the corporate goals and objectives relevant to the compensation of the CEO, evaluates the CEO’s performance based on those goals and objectives and sets the CEO’s compensation based on the evaluation. • Administers Cullen/ Frost’s compensation and benefit plans.	2
Corporate Governance and Nominating	Ruben M. Escobedo (Chair) Karen E. Jennings Mary Beth Williamson	• Maintains and reviews Cullen/ Frost’s corporate governance principles.

• Establishes procedures for overseeing annual evaluations of the Board and management.

		• Identifies and recommends candidates for election to the Board.	*
Executive	Richard W. Evans, Jr. (Chair) Patrick B. Frost T.C. Frost	• Acts for the Board of Directors between meetings, except as limited by resolutions of the Board, Cullen/ Frost’s Articles of Incorporation or By-Laws and applicable law.	8
Strategic Planning	Richard W. Evans, Jr. (Chair) R. Denny Alexander Isaac Arnold, Jr. Royce S. Caldwell Eugene H. Dawson, Sr. T.C. Frost James L. Hayne	• Analyzes the strategic direction for Cullen/ Frost, including by reviewing short-term and long-term goals. • Monitors Cullen/ Frost’s corporate mission statement and capital planning.	4

*	The Corporate Governance and Nominating Committee was established on March 27, 2003.

Director Compensation

      Cullen/ Frost employees receive no fees for their services as members of the Board of Directors or any of its committees. Non-employee Directors receive an annual retainer fee of $8,000 and $2,000 for each Board meeting attended. In addition, non-employee Directors receive $1,000 for attending each meeting of a committee of the Board to which they have been appointed, except that the Chairman of the Audit Committee receives $1,500 for each meeting of the Audit Committee attended. Non-employee Directors are also eligible to receive stock options each year under Cullen/ Frost’s 1997 Director Stock Plan. In 2002, each non-employee Director received options to purchase 4,000 shares of the Company’s Common Stock. The options have a term of 6 years from the date of the grant, become exercisable immediately from the date of the grant and have an exercise price of $38.41, which is equal to the closing price of the Company’s Common Stock on the New York Stock Exchange, Inc. (the “NYSE”) on the date of the grant.

      In addition, the Board of Directors, with the exception of Mr. Harry H. Cullen, also serves as the Board of Directors for The Frost National Bank, a subsidiary of Cullen/ Frost, and non-employee Directors receive fees for serving in this capacity. In particular, non-employee Directors receive $2,000 for each meeting of such Board attended and $1,000 for attending each meeting of a committee of such Board to which they have been appointed. Mr. Harry H. Cullen, who does not serve on such Board, receives an additional $2,000 for each meeting of Cullen/ Frost’s Board of Directors that he attends and receives $2,000 for attending the annual meeting of The Frost National Bank’s advisory directors.

Other Directorships

      The following are directorships held by nominees and Directors in public companies other than Cullen/ Frost, or in registered investment companies:

Mr. Arnold	Nuevo Energy Co.
Mr. Caldwell	SABRE Corporation
Mr. Escobedo	Valero Energy Corp.
Mr. Geren	Anadarko Petroleum Corporation

Miscellaneous Information

      There are no arrangements or understandings between any nominee or Director of Cullen/ Frost and any other person regarding such nominee’s or Director’s selection as such, except that Mr. Robert S. McClane’s retirement agreement with Cullen/ Frost provides that, until he reaches age 70, subject to the sole discretion of the Board of Directors, he will be considered as a candidate for reelection to the Board. In addition, pursuant to such retirement agreement, Mr. McClane is entitled to office space and secretarial services until he reaches age 70. The only family relationships among the Directors or executive officers of Cullen/ Frost that are first cousin or closer are those of Messrs. T. C. Frost and Patrick B. Frost, who are father and son, and Messrs. Harry H. Cullen and Isaac Arnold, Jr., who are first cousins.

CERTAIN CORPORATE GOVERNANCE MATTERS

       Cullen/ Frost believes that it has operated over the years with sound corporate governance practices that exemplify its commitment to integrity and protect both the interests of its shareholders and the other constituencies that it serves. These practices include a substantially independent Board of Directors, periodic meetings of non-management Directors and a sound and comprehensive code of conduct, which obligates Directors and all employees to adhere to the highest legal and ethical business practices. In addition, over the past several months, the Board of Directors of Cullen/ Frost has taken a number of additional steps to enhance and protect the strength of Cullen/ Frost’s corporate governance practices and to further protect shareholder interests. A review of some of these steps is set forth below.

Director Independence

      The Board of Directors has reviewed the relationships between Directors and Cullen/ Frost in light of the proposed independence standards of the NYSE. The purpose of the review was to determine whether any Director, either directly or indirectly, has a material relationship with Cullen/ Frost that would preclude the Director from being independent. As a result of the review, the Board has determined that each Director is an independent director, other than Mr. T.C. Frost, Mr. Richard W. Evans and Mr. Patrick B. Frost, who are executive officers of Cullen/ Frost. Each member of the Audit Committee, the Compensation and Benefits Committee and the Corporate Governance and Nominating Committee is also an independent director.

      In making its determinations, the Board evaluated, in light of various guidelines, the relevant facts and circumstances regarding banking, financial services, commercial, consulting, familial and other relationships between Cullen/ Frost and Directors or entities of which Directors are an executive officer, partner, member and/or significant stockholder. For purposes of determining the materiality of any lending relationships with Directors and related entities, the Board considered, among other things, the following three guidelines:

•	Whether the lending relationship is categorized as “classified” by Cullen/ Frost or any regulatory authority that supervises Cullen/ Frost.

•	Whether the lending relationship is made on terms and under circumstances, including credit standards, that are substantially similar to those prevailing at the time for comparable relationships with other unrelated persons or entities and, if subject to the Federal Reserve Board’s Regulation O (12 C.F.R. Part 215), made in accordance with Regulation O.

•	Whether, in the event that the lending relationship was not made or was terminated in the normal course of Cullen/ Frost’s business, the action would not reasonably be expected to have a material adverse effect on the Director or the business, results of operations or financial condition of the entity related to such Director.

      For purposes of determining the materiality of other banking and financial services provided to Directors by Cullen/ Frost, the Board used as a guideline whether the services were offered in the ordinary course of Cullen/ Frost’s business and on terms and under circumstances that were substantially similar to those prevailing at the time for comparable services provided to other unrelated persons or entities. For purposes of determining the materiality of relationships in which Directors or entities related to Directors provided goods or services to Cullen/ Frost, the Board used as a guideline whether the goods or services were procured by Cullen/ Frost in the ordinary course of its business and on terms and under circumstances that were substantially similar to those that Cullen/ Frost would expect in procuring comparable goods or services from unrelated persons.

Meetings of Non-Management Directors

      In the past, Cullen/ Frost’s non-management Directors have met in executive sessions without members of management present. The Board of Directors recently instituted a policy of holding these executive sessions at each regularly scheduled meeting of the Board. The chairperson of the Board’s new Corporate Governance and Nominating Committee, who is currently Mr. Ruben Escobedo, will preside at the executive sessions.

Access to Non-Management Directors and Presiding Non-Management Director

      Cullen/ Frost also recently established a mechanism for shareholders or other interested parties to communicate with the non-management Directors as a group and the presiding non-management Director. In particular, all such communications should be addressed to the Non-Management Directors or Presiding Director, as the case may be, in care of the Secretary of Cullen/ Frost, Stan McCormick, 100 West Houston Street, San Antonio, Texas 78205.

Corporate Governance Guidelines

      The Board of Directors has adopted new Corporate Governance Guidelines for Cullen/Frost. The Guidelines reaffirm Cullen/Frost’s past practice of having a majority of independent Directors and holding executive sessions of non-management Directors. In addition, the Guidelines set forth, among other things, the policies of the Board with respect to selection of Directors, retirement of Directors, Director orientation and continuing training, Director compensation and Director responsibilities. Furthermore, the Guidelines provide for an annual performance evaluation of the Board, as well as the Audit Committee, Compensation and Benefits Committee and Corporate Governance and Nominating Committee. Cullen/Frost’s new Corporate Governance Guidelines are attached as Annex D to this Proxy Statement and will be available in the near future on Cullen/Frost’s website at www.frostbank.com.

Corporate Governance and Nominating Committee

      Effective March 27, 2003, the Board of Directors established a Corporate Governance and Nominating Committee. The committee is composed of three Directors that the Board has determined to be “independent directors”. Its duties and responsibilities, which are set forth in a written charter, include, among other things, maintaining a set of corporate governance principles applicable to Cullen/Frost and reviewing those principles on an annual basis, overseeing the annual performance evaluation of the Board and management and identifying individuals qualified to become members of the Board. The charter for the Corporate Governance and Nominating Committee is attached as Annex C to this Proxy Statement and will be available in the near future on Cullen/Frost’s website at www.frostbank.com.

New Audit Committee Charter

      The Board of Directors has adopted an amended charter for the Audit Committee to reflect the new responsibilities of such committee under the Sarbanes-Oxley Act of 2002 and the proposed listing standards of the NYSE. Many of the new required responsibilities were already being carried out by the Audit Committee. The Audit Committee’s new charter is attached as Annex A to this Proxy Statement and will be available in the near future on Cullen/Frost’s website at www.frostbank.com.

Compensation and Benefits Committee Charter

      The Board of Directors has adopted a charter for the Compensation and Benefits Committee. The charter principally sets forth the current responsibilities of such committee. These responsibilities, which are described below under “Executive Compensation and Related Information — Compensation and Benefits Committee Report on Executive Compensation,” are consistent with the proposed requirements of the NYSE. The charter for the Compensation and Benefits Committee is attached as Annex B to this Proxy Statement and will be available in the near future on Cullen/Frost’s website at www.frostbank.com.

Code of Business Conduct and Ethics

      For many years, Cullen/Frost has had a code of conduct to promote the operation of its business in accordance with the highest legal and ethical standards. This code applies to the Board of Directors, executive officers, senior financial officers and all other employees. Under a policy recently established by the Board, waivers of the code for Directors, executive officers and senior financial officers may be granted only by the Board or the Corporate Governance and Nominating Committee.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation and Benefits Committee Report on Executive Compensation

      The Compensation and Benefits Committee of the Board of Directors (the “Compensation Committee”) is composed of three Directors that the Board has determined to be “independent directors”. The duties and responsibilities of the Compensation Committee, as well as Cullen/Frost’s compensation policies for executive officers, are set forth below.

Compensation Committee Duties and Responsibilities

      The duties and responsibilities of the Compensation Committee include, among other things, the following:

•	In consultation with management, to establish Cullen/Frost’s general compensation philosophy and oversee the development of Cullen/Frost’s compensation and benefit programs;

•	To review and approve corporate goals and objectives relevant to the compensation of Cullen/Frost’s Chief Executive Officer, evaluate his performance in light of those goals and objectives, and set his compensation level based on this evaluation.

Compensation Policies

•	Compensation levels should be competitive with the median of comparable financial organizations to attract and maintain a stable, successful management team;

•	Executives’ total compensation packages should depend upon the level of success in meeting specified Company and individual performance goals;

•	Executive ownership of the Company’s Common Stock should be encouraged to align executives’ interests with shareholders’ interests; and

•	Sustained superior performance by individual executives should be rewarded.

      Each year an independent consultant engaged by the Compensation Committee provides a comprehensive analysis of competitive market data, which compares Cullen/Frost’s compensation practices and programs to a group of comparator companies that have similar business operations, total assets, market capitalizations, and lines of business. These companies include, but are not limited to, the companies in the Standard & Poor’s (“S&P”) Bank Index. The Compensation Committee has chosen not to use the S&P’s Bank Index as its sole comparator group for compensation purposes since detailed data for all senior executives at the banks comprising the index is not available.

      The S&P’s Bank Index was used for comparison of total shareholder return shown in the Performance Graph on page 18.

      Key elements of Cullen/Frost’s executive compensation are base salary, annual incentives, and long-term compensation, which are discussed below. The Compensation Committee considers all elements of an executive’s total compensation package, including severance plans, insurance, and other benefits.

Base Salary

•	Reviewed annually for each of the Company’s four named executive officers.

•	Based on subjective evaluation of individual performance, achievement, and contribution to growth.

•	May be adjusted to reflect competitive market levels following performance evaluations.

•	May be adjusted to attract and retain appropriate officers.

•	Company base salary levels were slightly above median market levels of comparator companies in 2002.

•	Merit increases for senior executives were reinstated as of January 1, 2003 after a salary freeze announced in September 2001.

Annual Incentives

•	Promote and reward teamwork as measured by overall corporate performance and also recognize individual contributions.

•	No bonus pool established until Company achieves a predetermined level of financial performance, as established by the Compensation Committee.

•	Compensation Committee has authority to adjust the total bonus pool up or down based on Company’s overall performance.

•	Compensation Committee authorized payouts in excess of target for 2002 based on the Company’s superior performance.

•	Bonuses awarded for 2002 performance ranged from approximately 95% — 135% of target. Actual award sizes recognized individual contributions and teamwork.

Long-Term Incentives

•	Size of award depends on levels of responsibility, prior experience, individual performance, and compensation practices at comparator companies.

•	Current stock holdings and the magnitude of outstanding long-term incentives are not considered in making current awards.

Stock Options

•	Primary long-term incentive vehicle.

•	Nonqualified stock options granted at a price not less than the fair market value of the Common Stock on the date of grant.

•	Size of stock option grants determined based on numerous factors including Company and individual performance, level of responsibility, competitive market, historical awards, and available option pool.

•	Compensation Committee’s objective is to deliver a competitive award opportunity.

•	Number awarded varies from year to year.

Restricted Stock

•	Provides executives with immediate link to shareholder interests.

•	Helps maintain a stable executive team.

•	Restricted stock was granted to selected senior executives in 2002.

•	Awards granted in 2002 cliff vest at the end of four years from date of grant to ensure executive retention.

CEO Compensation

      The Compensation Committee continued Mr. Evan’s base salary at $550,000, which closely approximates the median level of CEOs at comparator companies. The Compensation Committee awarded Mr. Evans a bonus of $440,000 for 2002, based on the Company’s superior financial performance and Mr. Evans’ outstanding leadership during 2002. Mr. Evans was granted 21,800 options with an exercise price of $33.30 as detailed in the table on page 14. Mr. Evans also received 21,875 shares of restricted stock, which will vest in November of 2006. As of December 31, 2002, Mr. Evans had beneficial ownership of 560,379 shares of stock, which includes 356,000 shares of which he has a right to receive pursuant to presently exercisable options.

Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction to $1,000,000 in a taxable year for compensation paid to each “covered employee” of the Company, which, under Section 162(m), includes the Company’s Chief Executive Officer and three other named executive officers, unless the compensation is “performance-based”. Under Section 162(m), one condition to qualify compensation as “performance-based” is to establish the amount of an incentive award by an objective formula that precludes any discretion. While the Compensation Committee has continued to review the impact of Section 162(m) on the Company’s incentive plans and has determined that it is currently inapplicable because no “covered employee” of the Company receives annual compensation in excess of $1,000,000, in order to preserve the Company’s tax deduction for future years, the Compensation Committee has approved The Cullen/ Frost Bankers, Inc. Deferred Compensation Plan For Covered Employees. The plan requires that a “covered employee’s” compensation that would exceed the amount deductible under Section 162(m) be deferred until the plan year after he or she ceases to be a “covered employee” or upon his or her death or disability. Currently, Cullen/ Frost’s Chief Executive Officer is the only “covered employee” under this plan. The Compensation Committee also believes it is in the Company’s and shareholders’ best interests to retain the discretionary evaluation of individual performance as provided in the annual incentive plan.

Conclusion

      The Compensation Committee believes that Cullen/ Frost’s executive compensation policies and programs effectively serve the interests of the Company and its shareholders. The various compensation arrangements offered are appropriately balanced to provide increased motivation for executives to contribute to the Company’s overall future successes, thereby enhancing the value of the Company for the shareholders’ benefit.

      The Compensation Committee will continue to monitor the effectiveness of the Company’s total compensation program to meet the current needs of the Company.

Ruben M. Escobedo, Chairman
Karen E. Jennings
Mary Beth Williamson

Compensation and Benefits Committee Interlocks and Insider Participation in Compensation Decisions

      Some of the members of the Compensation Committee, and some of these persons’ associates, are current or past customers of one or more of the Company’s subsidiaries. Since January 1, 2002, the transactions between these persons and such subsidiaries have occurred, including borrowings. In the opinion of management, all of the transactions have been in the ordinary course of business, have had substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility. Additional transactions may take place in the future.

Summary of Cash and Certain Other Compensation

SUMMARY COMPENSATION TABLE

      The table below gives information on compensation for the Senior Chairman of Cullen/ Frost and the other three most highly compensated executive officers (collectively, the “named executive officers”).

		Annual Compensation			Long-Term Compensation

Name and				Other Annual	Restricted	Stock Options	All Other
Principal Position	Year	Salary	Bonus	Compensation(1)	Stock(2)	(# of shares)	Compensation(3)

T. C. Frost	2002	$40,000	$—	$42,716	$—	4,000	$64,155
Senior Chairman	2001	$30,000	$—	$20,810	$—	8,000	$31,372
Cullen/ Frost	2000	$30,000	$—	$27,902	$—	8,000	$32,105
Richard W. Evans, Jr.	2002	$550,000	$440,000	$26,737	$728,438	21,800	$47,552
Chairman and CEO	2001	$550,000	$—	$27,920	$—	175,000	$48,094
Cullen/ Frost	2000	$550,000	$400,000	$23,064	$—	150,000	$44,920
Phillip D. Green	2002	$286,000	$150,000	$1,979	$208,125	6,200	$6,895
Chief Financial Officer	2001	$275,000	$—	$1,332	$—	50,000	$4,856
Cullen/ Frost	2000	$255,000	$125,000	$2,107	$—	45,000	$6,679
Patrick B. Frost	2002	$286,000	$138,000	$1,979	$166,500	5,000	$6,100
President	2001	$275,000	$—	$2,364	$—	40,000	$6,900
The Frost National Bank	2000	$260,000	$91,000	$2,084	$—	40,000	$5,964

(1)	Represents payments to compensate the named executive officer for income taxes on elective deferrals and Company matching contributions to Cullen/Frost’s 1991 Thrift Stock Purchase Plan (the “1991 Thrift Plan”), which provides benefits comparable to the Company’s 401(k) Stock Purchase Plan for employees whose participation in the 401(k) Plan is limited by IRS rules. Mr. T.C. Frost’s values represent the total reimbursement to him for taxes on life insurance premiums paid by the Company. Mr. Evans’ values include $12,693 to reimburse him for taxes on life insurance premiums paid by the Company and a $6,000 automobile allowance.

(2)	Represents the dollar value of restricted stock awards, based on the closing market price of Company Common Stock on the grant date. The number and value of the aggregate restricted stock holdings at December 31, 2002 of the named executive officers are as follows: Mr. T.C. Frost, 0 shares; Mr. Evans 31,875 shares valued at $1,042,313; Mr. Green 9,250 shares valued at $302,475; and Mr. P. Frost 8,000 shares valued at $261,600. Aggregate market value is based on the closing market price of Company Common Stock on December 31, 2002, which was $32.70. Dividends are paid on the restricted shares at the same time and at the same rate as dividends paid to shareholders of unrestricted shares. Stock awarded in 1999 and 2002 vests at the end of four years from the date of the award.

(3)	Represents total and/or imputed income from certain insurance premiums paid by Cullen/ Frost and the Company’s contributions to the 1991 Thrift Plan. The amounts for insurance premiums and/or imputed income for 2002 were: Mr. T.C. Frost $64,155; Mr. Evans $25,192; Mr. Green $1,395; and Mr. P. Frost $600. The Company’s contribution to the 1991 Thrift Plan for 2002 for these executives was: Mr. T.C. Frost $0; Mr. Evans $22,360; Mr. Green $5,500; and Mr. P. Frost $5,500.

      The following tables provide information on stock options granted to and held by the named executive officers in 2002 under the Cullen/ Frost Bankers, Inc. 2001 Stock Plan:

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options/SARs			Price Appreciation for
	Underlying	Granted to			Option Term(4)
	Options/ SARs	Employees in	Exercise	Expiration
Name	Granted(1)	Fiscal Year(2)	Price(3)	Date	5%	10%

T. C. Frost	4,000	0.6%	$33.30	11/05/2008	$45,301	$102,772
Richard W. Evans, Jr.	21,800	3.2%	$33.30	11/05/2008	$246,889	$560,107
Phillip D. Green	6,200	0.9%	$33.30	11/05/2008	$70,216	$159,296
Patrick B. Frost	5,000	0.7%	$33.30	11/05/2008	$56,626	$128,465

(1)	These options were granted to the named executive officers on November 5, 2002, become exercisable on November 5, 2005 and are subject to forfeiture under certain circumstances. Upon a change in control of Cullen/Frost, these options will immediately become exercisable.

(2)	Based on 678,400 options granted to all employees in 2002.

(3)	The exercise price is equal to the closing price of the Company’s Common Stock on the grant date of the option.

(4)	The dollar amounts in these two columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company’s Common Stock. If the price of the Company’s Common Stock does not increase above the exercise price, no value will be realizable from these options.

AGGREGATED OPTIONS/ SAR EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION/ SAR VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money
	Shares		Options/SARs at		Options/SARs Held at
	Acquired		Fiscal Year-End(1)		Fiscal Year-End(2)
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

T. C. Frost	92,024	$2,384,635	318,000	20,000	$6,355,580	$68,640
Richard W. Evans, Jr.	97,200	$2,481,142	356,000	346,800	$3,952,080	$1,501,500
Phillip D. Green	51,600	$1,298,922	70,000	101,200	$574,900	$429,000
Patrick B. Frost	8,800	$225,544	187,100	85,000	$3,071,082	$343,200

(1)	Reflects 10% Company Common Stock dividend in 1993 and 2-for-1 stock split of the Company’s Common Stock in each of 1996 and 1999.

(2)	Value of options based on the closing price of the Company’s Common Stock on December 31, 2002, which was $32.70.

Other Plans and Agreements

Retirement Plan and Restoration Plan

      Cullen/ Frost has a non-contributory Retirement Plan and Trust for Employees of Cullen/ Frost Bankers, Inc. and its Affiliates that is designed to comply with the requirements of the Employee Retirement Income Security Act of 1974. The Company also has a Restoration Plan that provides benefits in excess of the limits under Section 415 of the Internal Revenue Code and in excess of the limits on eligible earnings set by the Tax

Reform Act of 1986; benefits are provided in connection with both the Retirement Plan and a previous employee stock ownership plan. The entire cost of the Retirement and Restoration Plans is supported by Cullen/ Frost and its subsidiaries. Both of these plans were frozen effective December 31, 2001. There will be no additional accruals of compensation or service under either plan.

      The Pension Plan Table below shows the anticipated annual benefit, computed on a straight line basis, payable under the frozen Retirement Plan and Restoration Plan upon the normal retirement of a vested executive officer of Cullen/Frost at age 65 after 15, 20, 25, 30, 35, 40, 45 and 50 years of credited service (as of December 31, 2001) at specified final average annual compensation levels.

PENSION PLAN TABLE

Final Average	Years of Service as of December 31, 2001
Compensation
(12/31/2001)	15	20	25	30	35	40	45	50

$175,000	$42,979	$57,306	$71,632	$85,958	$100,285	$111,222	$122,160	$133,097
200,000	49,542	66,056	82,570	99,083	115,597	128,097	140,597	153,097
225,000	56,104	74,806	93,507	112,208	130,910	144,972	159,035	173,097
250,000	62,667	83,556	104,445	125,333	146,222	161,847	177,472	193,097
300,000	75,792	101,056	126,320	151,583	176,847	195,597	214,347	233,097
400,000	102,042	136,056	170,070	204,083	238,097	263,097	288,097	313,097
450,000	115,167	153,556	191,945	230,333	268,722	296,847	324,972	353,097
500,000	128,292	171,056	213,820	256,583	299,347	330,597	361,847	393,097
550,000	141,417	188,556	235,695	282,833	329,972	364,347	398,722	433,097
600,000	154,542	206,056	257,570	309,083	360,597	398,097	435,597	473,097
650,000	167,667	223,556	279,445	335,333	391,222	431,847	472,472	513,097

      The frozen Retirement Plan provides a monthly benefit based on a percentage of an eligible employee’s final average Compensation based on the highest three years of compensation during the last ten years of service prior to January 1, 2002. Included in “Compensation” under the Retirement Plan are Salary, Overtime, Bonuses, Commissions, and Wages deferred for the Company 401(k) Plan or used to pay health care premiums, expenses, or parking under the Company Pre Tax Plan (IRS Section 125 Plan). Participants in the Plan are fully vested in their accrued benefits under the Plan upon attaining age 65 or after five years of service, whichever occurs first. Death benefits are provided to married participants who have completed five years of service. Normal retirement is at age 65, but early retirement is available starting at age 55. Early Retirement benefits are provided on a reduced basis. The benefit amounts listed in the table represent amounts payable from the plans and are not subject to any additional deduction for Social Security benefits or other offset amounts.

      The years of credited service under the Retirement Plan as of December 31, 2001 for each of the named executive officers are: Mr. T. C. Frost — 52 years; Mr. Evans — 31 years; Mr. Green — 21 years; and Mr. P. Frost — 17 years. Mr. T. C. Frost activated his retirement benefit effective July 1, 1994, but still remains an active employee.

      The Company also maintains a supplemental executive retirement plan (SERP). The plan provides for target retirement benefits, as a percentage of annual cash compensation, beginning at age 55. The target percentage is 45% of annual cash compensation at age 55, increasing to 60% at age 60 and later. Benefits under the SERP are reduced dollar-for-dollar by benefits received under the Retirement and Restoration Plans, described previously, and any Social Security benefits. Effective January 1, 2002, SERP benefits will also be reduced by the annuity equivalent of any account balance in the Company’s Profit Sharing Plan at retirement. The Profit Sharing Plan was implemented by the Company effective January 1, 2002. Contributions to the

Profit Sharing Plan will be made annually to each participant’s account based on the profitability of the Company. The first contribution to the Profit Sharing Plan is expected to be made in early 2003.

      Mr. Evans currently participates in the SERP. At current salary levels, at age 60, Mr. Evans would receive $117,514 annually under the SERP. This benefit has been reduced by a projected Profit Sharing Plan account balance and his benefit under the frozen Retirement Plan.

Change in Control Agreements

      Cullen/Frost has change-in-control agreements with Messrs. Evans, Green and P. Frost, as well as other key employees. The main purposes of these agreements are: (i) to help executives evaluate objectively whether a potential change-in-control is in the best interests of shareholders; (ii) to help protect against the departure of executives, thus assuring continuity of management, in the event of an actual or threatened merger or change-in-control; and (iii) to maintain compensation and benefits comparable to those available from competing employers. “Change-in-control” includes (a) an acquisition of 20 percent or more of Cullen/Frost Common Stock by an individual, corporation, partnership, group, association, or other person; (b) certain changes in the composition of the Board of Directors by 50 percent or more; or (c) certain changes-in-control that must be reported to the Securities and Exchange Commission.

      Under the change-in-control agreements, Messrs. Evans, Green and P. Frost could receive severance payments equal to three times their base salary and target bonus if their position is terminated by the Company within two years following a change-in-control, if the termination is for reasons other than cause, disability or retirement. “Cause” is generally defined in the agreements as an executive’s (i) willful and continued failure to substantially perform his duties after delivery of a written demand for substantial performance, (ii) willful engagement in conduct materially injurious to Cullen/Frost or (iii) conviction of a felony. In addition, the change-in-control agreements provide that Messrs. Evans, Green and P. Frost could receive severance payments described above if they terminate their employment for good reason within two years following a change-in-control. “Good reason” is generally defined in the agreements as the occurrence of one or more of the following events: (a) a significant change or reduction in the executive’s responsibilities, (b) an involuntary transfer to a location that is 50 miles further than the distance between the executive’s current residence and Cullen/Frost’s headquarters, (c) a significant reduction in the executive’s current compensation, (d) the failure of any successor to Cullen/Frost to assume the executive’s change-in-control agreement, or (e) any failure by Cullen/Frost to terminate properly the executive’s employment. The change-in-control agreements also provide for a continuation of certain employee benefits and a tax gross-up payment in an amount necessary to make the executive whole for any excise taxes paid as a result of the severance payments.

Executive Stock Ownership

      The table below lists the number of shares of Cullen/Frost Common Stock beneficially owned by each of the named executive officers and by all Directors, nominees, and executive officers of Cullen/Frost as a group:

	Shares Owned(1,2)

	Amount and
	Nature of
	Beneficial
Name	Ownership(3)	Percent

T. C. Frost	1,417,340 (4)	2.70%
Richard W. Evans, Jr.	560,379	1.07%
Patrick B. Frost	296,790 (5)	0.57%
Phillip D. Green	116,249	0.22%
All Directors, nominees and executive officers as a Group (20 persons)	3,610,425 (6)	6.88%

(1)	Beneficial ownership is stated as of December 31, 2002, except for Mr. Patrick B. Frost, which is stated as of January 31, 2003, and Mr. T.C. Frost, which is stated as of February 28, 2003. The owners have sole voting and investment power for the shares of Company Common Stock reported unless otherwise indicated. Beneficial ownership includes the following shares that the individual had a right to acquire pursuant to stock options exercisable within sixty (60) days from December 31, 2002 (or January 31, 2003, in the case of Mr. Patrick B. Frost, and February 28, 2003, in the case of Mr. T.C. Frost): Mr. T.C. Frost 318,000; Mr. Richard W. Evans, Jr. 356,000; Mr. Patrick B. Frost 170,000; Mr. Phillip D. Green 70,000 and all Directors, nominees and executive officers as a group 1,999,000.

(2)	Reflects 10% Company Common Stock dividend in 1993 and 2-for-1 stock split of the Company’s Common Stock in each of 1996 and 1999.

(3)	Includes the following shares allocated under the 401(k) Stock Purchase Plan for which each beneficial owner has both sole voting and investment power: Mr. T.C. Frost 45,702; Mr. Richard W. Evans, Jr. 35,626; Mr. Patrick B. Frost 15,911; and Mr. Phillip D. Green 20,570.

(4)	Includes (a) 663,911 shares held by a limited partnership of which the general partner is a limited liability company of which Mr. T.C. Frost is the sole manager, (b) 336,992 shares held by various trusts of which Mr. T.C. Frost is the trustee, and (c) 33,684 shares held by the Pat and Tom Frost Foundation Trust for which Mr. T.C. Frost disclaims beneficial ownership.

(5)	Includes (a) 43,582 shares held by a trust of which Mr. Patrick B. Frost is the trustee, (b) 12,270 shares held by Mr. Patrick B. Frost’s children for which Mr. Patrick B. Frost is the custodian, and (c) 630 shares held by Mr. Patrick B. Frost’s wife for which Mr. Patrick B. Frost disclaims beneficial ownership.

(6)	Includes 77,397 shares for which Directors, nominees and executive officers share voting and investment power with others. Also includes 117,809 shares allocated under the 401(k) Stock Purchase Plan for which the named executive officers have both sole voting and investment power.

PERFORMANCE GRAPH

      The following performance graph compares the cumulative total shareholder return on Cullen/ Frost Common Stock with the cumulative total return on the equity securities of companies included in the Standard & Poor’s 500 Stock Index and the Standard & Poor’s 500 Bank Index. The graph assumes an investment of $100 on December 31, 1997 and reinvestment of dividends on the date of payment without commissions. The performance shown in the graph represents past performance and should not be considered to be an indication of future performance.

	Dec 31	Dec 31	Dec 31	Dec 31	Dec 31	Dec 31
	1997	1998	1999	2000	2001	2002

Cullen/Frost	$100.00	$92.38	$89.01	$148.13	$112.38	$122.04
S&P 500	$100.00	$128.52	$155.53	$141.36	$124.63	$97.15
S&P 500 Banks	$100.00	$106.03	$91.48	$108.76	$108.76	$107.67

PRINCIPAL SHAREHOLDERS

       At December 31, 2002 the only persons known by Cullen/ Frost based on public filings to be the beneficial owners of more than five percent of the outstanding Common Stock of Cullen/ Frost were as follows:

	Voting Authority			Investment Authority			Amount of	Percent
							Beneficial	of
Name and Address	Sole	Shared	None	Sole	Shared	None	Ownership(1)	Class

Cullen/ Frost Bankers, Inc.	398,859	2,165 (2)	1,110,661	343,785	70,272	1,097,628 (2)	4,486,888	8.7%
P.O. Box 1600
San Antonio, Texas 78296

(1)	Cullen/ Frost owns no securities of Cullen/ Frost for its own account. All of the shares are held by Cullen/ Frost’s subsidiary bank, The Frost National Bank. The Frost National Bank has reported that the securities registered in its name as fiduciary or in the names of various of its nominees are owned by many separate accounts. The accounts are governed by separate instruments which set forth the powers of the fiduciary with regard to the securities held.

(2)	Does not include 2,975,203 shares held by participants in the Cullen/ Frost 401(k) Stock Purchase Plan.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

       Some of the Directors and executive officers of Cullen/ Frost, and some of these persons’ associates, are current or past customers of one or more of the Company’s subsidiaries. Since January 1, 2002, transactions between these persons and such subsidiaries have occurred, including borrowings. In addition, the offices of the Hulen Financial Center of The Frost National Bank in Fort Worth, Texas are leased on a long-term basis from OPNB Building J.V., a Texas joint venture of which Mr. R. Denny Alexander, a Director of Cullen/ Frost, owns a 13.3 percent interest and is the managing general partner. During 2002, lease payments of $759,073 were made by The Frost National Bank and Frost Insurance Agency, Inc., which are subsidiaries of Cullen/Frost, to OPNB Building J.V. In the opinion of management, all of the foregoing transactions, including borrowings, have been in the ordinary course of business, have had substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility. Additional transactions may take place in the future.

SELECTION OF AUDITORS

(Item 2 on Proxy Card)

      The Board of Directors recommends that the shareholders of the Company ratify the selection of Ernst & Young LLP, certified public accountants, as independent auditors of Cullen/ Frost. Ernst & Young LLP has audited the financial statements of Cullen/ Frost since 1969.

      Neither Cullen/ Frost’s Articles of Incorporation nor Bylaws requires that the shareholders ratify the selection of Ernst & Young LLP as our independent auditors. Cullen/ Frost is doing so because it believes it is a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but may retain such independent auditors. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that the change would be in the best interests of Cullen/ Frost and its shareholders.

      Fees for the last fiscal year’s annual Audit of Cullen/ Frost (Audit Fees) were $396,840. Fees for all other services performed by Ernst & Young LLP (All Other Fees) were $459,810, which total included audit related fees of $372,133 and non-audit fees of $87,677. There were no fees related to financial information systems design and implementation. Audit related fees include audits of funds administered by the Financial Management Group, audits of Cullen/ Frost’s subsidiaries, audit procedures required by government regulation, and other required audit oriented services.

      Representatives from Ernst & Young LLP will not be present at the meeting. If any shareholder wants to ask Ernst & Young LLP an appropriate question, management will ensure that the question is sent to them and that an appropriate response is made directly to the shareholder.

AUDIT COMMITTEE REPORT

       The role of the Audit Committee is to assist the Board of Directors in its oversight of (i) the integrity of Cullen/ Frost’s financial statements, (ii) Cullen/ Frost’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence and (iv) the performance of the independent auditors and Cullen/ Frost’s internal audit function. The Audit Committee operates pursuant to a written charter that is attached hereto as Annex A and met five times in 2002. The Board of Directors, in its business judgment, has determined that each member of the Audit Committee is “independent,” as such qualification is defined by the current rules of the New York Stock Exchange, Inc.

      Management of Cullen/ Frost is responsible for the preparation, presentation and integrity of Cullen/ Frost’s financial statements, as well as for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing Cullen/ Frost’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Members of the Audit Committee are not full-time employees of Cullen/ Frost and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Accordingly, as described above, the Audit Committee provides oversight of the responsibilities of management and the independent auditors.

      In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to

Cullen/ Frost is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

      Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Cullen/ Frost’s Annual Report on Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission.

       Eugene H. Dawson, Sr., Chairman

       Isaac Arnold, Jr.
       Royce S. Caldwell
       Richard M. Kleberg, III

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers to file reports with the Securities and Exchange Commission and the NYSE relating to their ownership and changes in ownership of the Company’s Common Stock. Based on information provided by the Company’s Directors and executive officers and a review of such reports, the Company believes that all required reports were filed on a timely basis during 2002, except that due to inadvertent oversight, each of Messrs. Richard W. Evans, Jr., Phillip D. Green and Patrick B. Frost made a late filing relating to an exempt award of restricted stock and stock options, Mr. T.C. Frost made a late filing relating to an exempt award of stock options and three exempt gifts and Mr. R. Denny Alexander made a late filing relating to his resignation as trustee of a family trust.

SHAREHOLDER PROPOSALS

       To be eligible under the Securities and Exchange Commission’s shareholder proposal rule (Rule 14a-8) for inclusion in Cullen/Frost’s proxy statement, proxy card, and presentation at Cullen/Frost’s 2004 Annual Meeting of Shareholders (currently scheduled to be held on May 19, 2004), a proper shareholder proposal must be received by Cullen/Frost at its principal offices no later than December 20, 2003. For a proper shareholder proposal submitted outside of the process provided by Rule 14a-8 to be eligible for presentation at Cullen/Frost’s 2004 Annual Meeting, timely notice thereof must be received by Cullen/Frost not less than 60 days nor more than 90 days before the meeting (for a May 19, 2004 meeting, the date on which the 2004 meeting is currently scheduled, notice is required by no later than March 23, 2004). If the date of the 2004 Annual Meeting is changed, the dates set forth above will change. This notice must be in the manner and form required by Cullen/Frost’s Bylaws.

OTHER MATTERS

       Management of Cullen/Frost knows of no other business to be presented at the meeting. If other matters do properly come before the meeting, the persons named in the proxy will vote shares according to their best judgment unless they are instructed differently.

By Order of the Board of Directors,
/s/ STAN McCORMICK
STAN McCORMICK
Corporate Secretary

Dated: April 18, 2003

      A copy of Cullen/Frost’s 2002 Annual Report on Form 10-K is available without charge (except for exhibits) upon written request to Cullen/Frost Bankers, Inc., attention Greg Parker, 100 West Houston Street, San Antonio, Texas 78205.

ANNEX A

CULLEN/FROST BANKERS, INC.

AUDIT COMMITTEE CHARTER

(Effective March 27, 2003)

I.     COMPOSITION OF THE COMMITTEE

      The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Cullen/Frost Bankers, Inc. (“Cullen/Frost”) shall be comprised of three or more Directors, each of whom the Board has determined is “independent” under the then-existing rules of the New York Stock Exchange, Inc., the Federal Deposit Insurance Corporation Improvement Act of 1991 and other applicable law and regulation. The Board shall also determine that each member of the Committee is “financially literate” and that one member has “accounting or related financial management expertise,” as such qualifications are interpreted by the Board in its business judgment, and whether any member of the Committee is an “audit committee financial expert” as defined by the Securities and Exchange Commission (the “SEC”).

      No Director may serve as a member of the Committee if such Director serves on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such Director to effectively serve on the Committee, and discloses this determination in Cullen/Frost’s annual proxy statement.

      The members of the Committee shall be appointed by the Board. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

      The Committee shall designate one member of the Committee as its chairperson.

II.     PURPOSES OF THE COMMITTEE

      The purposes of the Committee are (i) to assist Board oversight of (A) the integrity of Cullen/Frost’s financial statements, (B) Cullen/Frost’s compliance with legal and regulatory requirements, (C) the independent auditors’ qualifications and independence, and (D) the performance of the independent auditors and Cullen/Frost’s internal audit function; and (ii) to prepare the report required to be prepared by the Committee pursuant to the rules of the SEC for inclusion in Cullen/Frost’s annual proxy statement.

      The function of the Committee is oversight. The management of Cullen/Frost is responsible for the preparation, presentation and integrity of Cullen/Frost’s financial statements, as well as for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of Cullen/Frost’s annual financial statements, reviewing Cullen/Frost’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, preparing the reports required by this charter and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of Cullen/Frost and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

      The independent auditors for Cullen/Frost are accountable to the Board and the Committee, as representatives of the shareholders. The Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolving disagreements between management and the auditors regarding financial reporting). The Committee has the authority and responsibility to appoint, retain and terminate Cullen/Frost’s independent auditors. The independent auditors shall report directly to the Committee.

      The independent auditors shall submit to the Committee annually a formal written statement (the “Auditors’ Statement”) describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and Cullen/Frost, including each non-audit service provided to Cullen/Frost and at least the matters set forth in Independence Standards Board No. 1.

      The independent auditors shall submit to the Committee annually a formal written statement of the following categories of fees billed by the independent auditors in each of the last two fiscal years: (i) the audit of Cullen/Frost’s annual financial statements and reviews of the financial statements included in Cullen/Frost’s Quarterly Reports on Form 10-Q for those fiscal years; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of Cullen/Frost’s annual or quarterly financial statements; (iii) tax compliance, tax consulting and tax planning services; and (iv) all other services rendered by the independent auditors, in the aggregate and by each service.

III.     MEETINGS OF THE COMMITTEE

      The Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Committee should meet separately periodically with management, the Director of the internal audit department and the independent auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any officer or employee of Cullen/Frost or Cullen/Frost’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV.     DUTIES AND POWERS OF THE COMMITTEE

      To carry out its purposes, the Committee shall have the following duties and powers:

A.	With respect to the independent auditors,

1.	To appoint, retain and terminate the independent auditors, including sole authority to approve all audit engagement fees and terms;

2.	To pre-approve all audit and non-audit services to be provided by the independent auditors, and to consider whether the outside auditors’ provision of non-audit services to Cullen/Frost is compatible with maintaining the independence of the outside auditors;

3.	To ensure that the independent auditors prepare and deliver annually an Auditors’ Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this statement that may impact the quality of audit services or the objectivity and independence of Cullen/Frost’s independent auditors;

4.	To obtain from the independent auditors in connection with any audit a timely report relating to Cullen/Frost’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of using such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences;

5.	To review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;

6.	To obtain from the independent auditors information regarding the timing and process for implementing the rotation of the lead audit partner, concurring partner and any other active audit engagement team partner;

7.	To take into account the opinions of management and Cullen/ Frost’s internal audit department in assessing the independent auditors’ qualifications, performance and independence; and

8.	To instruct the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders;

B.	With respect to the internal audit department,

1.	To review the appointment and replacement of the director of the internal audit department; and

2.	To advise the director of the internal audit department that he or she is expected to provide to the Committee summaries of and, as appropriate, the significant reports to management prepared by the internal audit department and management’s responses thereto;

C.	With respect to financial reporting principles and policies and internal controls and procedures,

1.	To advise management, the internal audit department and the independent auditors that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices;

2.	To consider any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented, including reports and communications related to:

•	deficiencies noted in the audit in the design or operation of internal controls;

•	consideration of fraud in a financial statement audit;

•	detection of illegal acts;

•	the independent auditors’ responsibility under generally accepted auditing standards;

•	any restriction on audit scope;

•	significant accounting policies;

•	significant issues discussed with the national office respecting auditing or accounting issues presented by the engagement;

•	management judgments and accounting estimates;

•	any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

•	the responsibility of the independent auditors for other information in documents containing audited financial statements;

•	disagreements with management;

•	consultation by management with other accountants;

•	major issues discussed with management prior to retention of the independent auditors;

•	difficulties encountered with management in performing the audit;

•	the independent auditors’ judgments about the quality of the entity’s accounting principles;

•	reviews of interim financial information conducted by the independent auditors; and

•	the responsibilities, budget and staffing of Cullen/Frost’s internal audit function;

3.	To meet with management, the independent auditors and, if appropriate, the director of the internal audit department:

•	to discuss the scope of the annual audit;

•	to discuss the annual audited financial statements and other financial disclosures in Cullen/Frost’s annual report on Form 10-K, the quarterly financial statements and other financial disclosures in Cullen/Frost’s quarterly reports on Form 10-Q, and Cullen/Frost’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal audit department or the independent auditors, relating to Cullen/Frost’s financial statements;

•	to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

•	to discuss any “management” or “internal control” letter issued by the independent auditors to Cullen/Frost;

•	to review the form of opinion the independent auditors propose to render to the Board and shareholders; and

•	to discuss, as appropriate (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in Cullen/Frost’s selection or application of accounting principles, and major issues as to the adequacy of Cullen/Frost’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of Cullen/Frost;

4.	To inquire of Cullen/Frost’s chief executive officer and chief financial officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect Cullen/Frost’s ability to record, process, summarize and report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in Cullen/Frost’s internal controls;

5.	To discuss guidelines and policies governing the process by which senior management of Cullen/Frost and the relevant departments of Cullen/Frost assess and manage Cullen/Frost’s exposure to risk, and to discuss Cullen/Frost’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

6.	To obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

7.	To discuss any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or Cullen/Frost’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

8.	To discuss earnings press releases;

9.	To discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

10.	To establish procedures for the receipt, retention and treatment of complaints received by Cullen/Frost regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; and

11.	To advise management that no former employee of the independent auditors may undertake a financial reporting oversight role at Cullen/Frost if the employee was a member of Cullen/Frost’s audit engagement team during the one-year period preceding the date of the commencement of review or audit procedures for the period that includes the employee’s initial employment date with Cullen/Frost;

D.	With respect to reporting and recommendations,

1.	To prepare any report or other disclosures, including any recommendation of the Committee, required by the rules of the SEC to be included in Cullen/Frost’s annual proxy statement;

2.	To review this Charter at least annually and recommend any changes to the full Board;

3.	To report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate; and

4.	To prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this Charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

V.     DELEGATION TO SUBCOMMITTEE

      The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

VI.     RESOURCES AND AUTHORITY OF THE COMMITTEE

      The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

ANNEX B

CULLEN/ FROST BANKERS, INC.

COMPENSATION AND BENEFITS COMMITTEE CHARTER

(Effective March 27, 2003)

I.     PURPOSE OF COMMITTEE

      The purpose of the Compensation and Benefits Committee (the “Committee”) of the Board of Directors (the “Board”) of Cullen/ Frost Bankers, Inc. (“Cullen/ Frost”) is to discharge the Board’s responsibilities relating to its oversight of Cullen/ Frost’s compensation and benefit programs and the compensation of Cullen/ Frost’s executive officers, and to produce an annual report on executive compensation for inclusion in Cullen/ Frost’s proxy statement in accordance with the rules and regulations of the Securities and Exchange Commission.

II.     COMMITTEE MEMBERSHIP

      The Committee shall consist of three members of the Board, each of whom the Board has determined is “independent” under the then-existing rules of the New York Stock Exchange, Inc.

      The members of the Committee shall be appointed by the Board. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III.     COMMITTEE STRUCTURE AND OPERATIONS

      The Committee shall designate one member of the Committee as its chairperson. The Committee shall meet in person or telephonically at least twice a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

      The Committee may invite such members of management to its meetings as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions. Cullen/ Frost’s Chief Executive Officer (“CEO”) should not attend any meeting where the CEO’s performance or compensation are discussed, unless specifically invited by the Committee.

IV.     COMMITTEE DUTIES AND RESPONSIBILITIES

      The following are the duties and responsibilities of the Committee, which may be supplemented from time to time by any duties and responsibilities expressly delegated to the Committee by the Board:

A.	In consultation with senior management, to establish Cullen/ Frost’s general compensation philosophy, and oversee the development of Cullen/ Frost’s compensation and benefit programs.

B.	To review and approve the corporate goals and objectives relevant to the compensation of the CEO, evaluate the performance of the CEO in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation.

C.	To make recommendations to the Board, and, if appropriate under the circumstances (including, for example, if required or permitted under a plan or applicable law, or if administrative in nature), approve on behalf of the Board, any adoption of or amendment to a material compensation or benefit plan, including any incentive compensation plan or equity-based plan.

D.	To discharge any duties or responsibilities imposed on the Committee by any of Cullen/ Frost’s compensation or benefit plans.

B-1

E.	In consultation with management, to oversee regulatory compliance with respect to compensation matters, including overseeing Cullen/ Frost’s policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

F.	To review, as necessary, the components and amount of Board compensation in relation to other similarly situated companies.

V.     COMMITTEE REPORTS

      The Committee shall produce the following reports and provide them to the Board:

A.	An annual Report of the Compensation and Benefits Committee on Executive Compensation for inclusion in Cullen/ Frost’s annual proxy statement in accordance with applicable SEC rules and regulations.

B.	An annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this Charter. The performance evaluation should also recommend to the Board any improvements to this Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

C.	A summary of the actions taken at each Committee meeting, which shall be presented to the Board at the next Board meeting.

VI.     RESOURCES AND AUTHORITY OF THE COMMITTEE

      The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.

B-2

ANNEX C

CULLEN/ FROST BANKERS, INC.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

(Effective March 27, 2003)

I.     PURPOSE OF COMMITTEE

      The purpose of the Corporate Governance and Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Cullen/ Frost Bankers, Inc. (“Cullen/ Frost”) is (i) to maintain a set of corporate governance principles applicable to Cullen/ Frost and (ii) to identify and recommend individuals to the Board for nomination as members of the Board. In exercising its duties and responsibilities, the Committee shall consider and take into account Cullen/ Frost’s mission statement and core values (known as the “Frost Philosophy”), which have been developed over Cullen/ Frost’s existence, beginning in 1868, and the long-standing culture and traditions of Cullen/ Frost and its way of doing business. The Frost Philosophy is set forth in a brochure entitled “Relationship Banking”.

II.     COMMITTEE MEMBERSHIP

      The Committee shall consist of three members of the Board, each of whom the Board has determined is “independent” under the then-existing rules of the New York Stock Exchange, Inc.

      The members of the Committee shall be appointed by the Board. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III.     COMMITTEE STRUCTURE AND OPERATIONS

      The Committee shall designate one member of the Committee as its chairperson. The Committee shall meet in person or telephonically at least twice a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. The Committee recognizes and expects that management’s involvement and views will play an important role in the Committee’s exercise of its duties and responsibilities.

IV.     COMMITTEE DUTIES AND RESPONSIBILITIES

      The following are the duties and responsibilities of the Committee, which may be supplemented from time to time by any duties and responsibilities expressly delegated to the Committee by the Board:

A.	With respect to corporate governance,

1.	To maintain a set of corporate governance principles applicable to Cullen/ Frost, review those principles on an annual basis and recommend to the Board any changes thereto that the Committee deems necessary or appropriate.

2.	To establish procedures for the Committee to exercise oversight of the evaluation of the Board and management.

3.	To discuss with Cullen/ Frost’s Chief Executive Officer (“CEO”) a succession plan, developed in conjunction with the CEO.

C-1

B.	With respect to nominating,

1.	To identify individuals believed to be qualified to become members of the Board, and to recommend to the Board the nominees to stand for election as Directors at the annual meeting of shareholders or, if applicable, at a special meeting of shareholders. In the case of a vacancy in the office of a Director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by shareholders. In recommending candidates, the Committee shall take into consideration the criteria set forth under “Selection of Directors” in Cullen/ Frost’s Corporate Governance Guidelines.

2.	To review the continuation on the Board of any Director who has tendered a letter of proposed resignation from the Board and recommend to the Board whether, in light of all the circumstances, the Board should accept such proposed resignation or request that the Director continue to serve.

V.     COMMITTEE REPORTS

      The Committee shall produce the following reports and provide them to the Board:

A.	An annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this Charter. The performance evaluation should also recommend to the Board any improvements to this Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

B.	A summary of the actions taken at each Committee meeting, which shall be presented to the Board at the next Board meeting.

VI.     RESOURCES AND AUTHORITY OF THE COMMITTEE

      The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.

C-2

ANNEX D

CULLEN/ FROST BANKERS, INC.

CORPORATE GOVERNANCE GUIDELINES

(Effective March 27, 2003)

I.     INTRODUCTION

      The Board of Directors (the “Board”) of Cullen/ Frost Bankers, Inc. (“Cullen/ Frost”) has developed and adopted a set of corporate governance guidelines (the “Guidelines”) to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. The Guidelines embody, and are intended to further, Cullen/ Frost’s mission statement and core values (known as the “Frost Philosophy”), which have been developed over Cullen/ Frost’s existence, beginning in 1868, and the long-standing culture and traditions of Cullen/ Frost and its way of doing business (the “Frost Philosophy and Traditions”). The Frost Philosophy is set forth in a brochure entitled “Relationship Banking”.

II.     FUNCTION OF THE BOARD

      The function of the Board is oversight. The Board oversees, directly or through committees, the performance of Cullen/ Frost’s business and operations. The Board recognizes and expects that management’s involvement and views will play an important role in the Board’s exercise of its duties and responsibilities.

III.     SELECTION OF CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

      The Board shall select its Chairman and Cullen/ Frost’s Chief Executive Officer (“CEO”) in the manner it considers to be in the best interests of Cullen/ Frost.

IV.     BOARD COMPOSITION

      The composition of the Board should balance the following goals:

•	The size of the Board should facilitate substantive discussions of the whole Board in which each Director can participate meaningfully;

•	The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to Cullen/ Frost’s business; and

•	A majority of the Board must consist of Directors who the Board has determined are “independent” under the then-existing rules of the New York Stock Exchange, Inc. (the “NYSE”).

V.     SELECTION OF DIRECTORS

      Nominations. The Board is responsible for selecting the nominees for election to the Board. Cullen/ Frost’s Corporate Governance and Nominating Committee is responsible for recommending to the Board a slate of Directors or one or more nominees to fill vacancies occurring between annual meetings of shareholders.

      Criteria. The Board should, based on the recommendations of the Corporate Governance and Nominating Committee, select new nominees for the position of independent Director considering the following criteria:

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Active engagement in a business or professional activity in the general area served by Cullen/ Frost and its subsidiaries;

•	Ability and willingness to commit adequate time to Board and committee matters;

•	The fit of the individual’s skills and personality with those of other Directors and potential Directors in building a Board that is effective, collegial and responsive to the needs of Cullen/ Frost;

•	Diversity of viewpoints, background, experience and other demographics; and

•	Satisfaction of any applicable statutory or regulatory requirements.

      Invitation. The invitation to join the Board should be extended by the Board.

      Orientation and Continuing Education. Management, working with the Board, will provide an orientation process for new Directors, including background material on Cullen/ Frost, its business plan and its risk profile, and meetings with senior management. Periodically, management should prepare additional educational material for Directors on matters relevant to Cullen/ Frost, its business plan and risk profile.

VI.     RETIREMENT OF DIRECTORS

      An individual serving as a Director on his or her seventieth birthday shall not stand for reelection, except that in view of the long-standing and unique contribution made to Cullen/ Frost by Mr. T.C. Frost, and in order to promote continuity of customer and investor relationships, as well as the Frost Philosophy and Traditions, this Guideline shall not apply to him.

VII.     BOARD MEETINGS

      The Board currently plans at least four meetings each year, with further meetings to occur (or action to be taken by unanimous consent) at the discretion of the Board.

      The agenda for each Board meeting will be prepared by the Office of Corporate Counsel/ Corporate Secretary. Management will seek to provide to all directors an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions and the operations of the business, and that in certain cases it may not be possible.

      Materials presented to the Board or its committees should be as concise as possible, while still providing the desired information needed for the Directors to make an informed judgment.

VIII.     EXECUTIVE SESSIONS

      To ensure open discussion among the non-management Directors of the Board, the non-management Directors will meet in consultative executive sessions, with no members of management present, at the end of regularly scheduled meetings of the full Board prior to adjournment. The chairperson of the Corporate Governance and Nominating Committee will preside at the executive sessions and will present to the full Board any matters discussed in the executive sessions that may need to be considered or acted upon by the full Board.

IX.     THE COMMITTEES OF THE BOARD

      Cullen/ Frost shall have an Audit Committee, a Compensation and Benefits Committee, a Corporate Governance and Nominating Committee, an Executive Committee and a Strategic Planning Committee. Each of the Audit Committee, Compensation and Benefits Committee and Corporate Governance and Nominating Committee shall have a written charter satisfying the rules of the NYSE.

      All Directors, whether members of a committee or not, are invited to make suggestions to a committee chairperson for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chairperson will give a periodic report of his or her committee’s activities to the Board.

      Each of the Audit Committee, Compensation and Benefits Committee and Corporate Governance and Nominating Committee shall be comprised of Directors who the Board has determined are “independent” under the then-existing rules of the NYSE. Any additional qualifications for the members of these committees shall be set out in the respective committee’s charter. A Director may serve on more than one committee for which he or she qualifies.

X.     MANAGEMENT SUCCESSION

      The Board, acting through the Corporate Governance and Nominating Committee, shall discuss a succession plan, developed in conjunction with the CEO.

XI.     BOARD COMPENSATION

      The Board, acting through the Compensation and Benefits Committee, shall review, as necessary, the components and amount of Board compensation in relation to other similarly situated companies. Only non-management Directors shall receive compensation for services as a Director.

XII.     EXPECTATIONS OF DIRECTORS

      The Board has developed a number of specific expectations of Directors to promote the discharge of their oversight responsibilities, the efficient conduct of the Board’s business and the advancement of the Frost Philosophy and Traditions.

A.	Commitment and Attendance. All independent and management Directors should make every effort to attend meetings of the Board and meetings of committees of which they are members. Members may attend by telephone or video conference to mitigate conflicts.

B.	Participation in Meetings. Each Director should be sufficiently familiar with the business of Cullen/ Frost, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Directors should also review the materials provided by management and advisors in advance of the meetings of the Board and its committees and should arrive prepared to discuss the issues presented.

C.	Loyalty and Ethics. In their roles as Directors, all Directors owe a duty of loyalty to Cullen/ Frost. This duty of loyalty mandates that the best interests of Cullen/ Frost take precedence over any interests possessed by a Director.

D.	Changes in Outside Activities and Residence. A Director who ceases to be active in the principal activity in which he or she was engaged when elected a Director, or who ceases to reside in the general area served by Cullen/ Frost and its subsidiaries, should promptly tender his or her proposed resignation to the Chairman of the Board. The Corporate Governance and Nominating Committee shall review the Director’s continuation on the Board and recommend to the Board whether, in light of all the circumstances, the Board should accept such proposed resignation or request that the Director continue to serve.

E.	Other Directorships. Cullen/ Frost values the experience Directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a Director’s time and availability and may present conflicts or legal issues. Directors should consult with the Chairman of the Board before accepting membership on other boards of directors, significant committees of other boards of Directors or other significant commitments.

F.	Contact with Management. All Directors are invited to contact the CEO to discuss Cullen/ Frost’s business. Furthermore, the Board expects that there will be opportunities for Directors to meet with the CEO and other members of management in Board and committee meetings, as well as other formal or informal settings.

G.	Contact with Other Constituencies. It is important that Cullen/ Frost speak to employees and outside constituencies with a single voice, and that the CEO or other members of management, not the Board, serve as the primary spokesperson. Directors should not under any circumstances discuss matters relating to Cullen/ Frost’s overall strategy or strategic initiatives with third parties. The CEO shall be Cullen/ Frost’s exclusive spokesperson on such matters.

H.	Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each Director shall maintain the confidentiality of information received in connection with his or her service as a Director.

XIII.     EVALUATING BOARD PERFORMANCE

      The Board, acting through the Corporate Governance and Nominating Committee, should conduct an annual self-evaluation. Each of the Audit Committee, Compensation and Benefits Committee and Corporate Governance and Nominating Committee should conduct an annual self-evaluation as provided in its respective charter.

XIV.     RELIANCE ON MANAGEMENT AND OUTSIDE ADVICE

      In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors. The Board shall have the authority to select, retain, terminate and approve any fees and other retention terms of its outside advisors, as it deems appropriate.

o DETACH PROXY CARD HERE o

☐	PLEASE BE CERTAIN THAT YOU HAVE DATED AND SIGNED THIS PROXY. RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE	☒ Votes must be indicated (X) in Black or Blue ink.

(1) ELECTION OF DIRECTORS			(2) AUDITORS

FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	*EXCEPTIONS: FOR all nominees except those listed below	To ratify the selection of Ernst & Young LLP to act as independent auditors of Cullen/Frost Bankers, Inc. for the fiscal year that began January 1, 2003.

			FOR	AGAINST	ABSTAIN
☐	☐	☐	☐	☐	☐

CLASS I:	Isaac Arnold Jr., Harry H. Cullen, Patrick B. Frost, James L. Hayne, Robert S. McClane, Mary Beth Williamson
		To change your address, please mark this box	☐
CLASS III:	Carlos Alvarez
		To include any comments, please mark this box	☐
*Exceptions

S C A N L I N E

Signature should correspond with the printed name appearing hereon. When signing in a fiduciary or representative capacity, give full title as such, or when more than one owner, each should sign

Date	Share Owner sign here	Co-Owner sign here

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING
OF CULLEN/FROST BANKERS, INC.

     The undersigned hereby revoking all proxies previously granted, appoints T.C. FROST, RICHARD W. EVANS, JR., and PATRICK B. FROST, and each of them, with power of substitution, as proxy of the undersigned, to attend the Annual Meeting of Shareholders of Cullen/Frost Bankers, Inc. on May 21, 2003 and any adjournments thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as designated on the reverse.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Continued and to be dated and signed on the reverse.)

CULLEN/FROST BANKERS, INC.
P.O. BOX 11225
NEW YORK, N.Y. 10203-0225